Exhibit 99.1

SURGERY PARTNERS, INC. ANNOUNCES SECOND QUARTER 2020 RESULTS

BRENTWOOD, Tenn., August 5, 2020 (GLOBE NEWSWIRE) - Surgery Partners, Inc. (NASDAQ:SGRY) ("Surgery Partners" or the "Company"), a leading short-stay surgical facility owner and operator, today announced results for the second quarter ended June 30, 2020.
•Revenues decreased 15.9% from the prior year period to $374.7 million
◦Adjusted Revenues decreased 15.5% to $382.6 million
◦Same-facility Revenues decreased 18.6% from the prior year period
•Net loss attributable to common stockholders was $42.2 million, with net loss attributable to Surgery Partners, Inc. of $32.5 million.
◦Adjusted EBITDA decreased 4.9% over the prior year period to $58.2 million
Wayne DeVeydt, Executive Chairman of the Board of Surgery Partners, stated, “The strength of our business model and the execution of our leadership team and front-line associates has enabled Surgery Partners to persevere during this pandemic which was evident in our second quarter results. We are cautiously optimistic that we can maintain our current trajectory for the second half of 2020 and we remain confident in our long-term growth model.”
“Our confidence in our model and our value proposition was underscored yesterday by the 2021 Medicare hospital outpatient prospective payment system (OPPS) and ambulatory surgical center (ASC) payment system proposal from CMS, potentially eliminating over 300 musculoskeletal procedures from the Inpatient-Only list and also proposing the addition of eleven new procedures to the ASC covered procedures list, including total hip replacements.”
Eric Evans, Chief Executive Officer of Surgery Partners, stated, "The COVID-19 pandemic has affected operations unlike anything else in recent history. Surgical volumes bottomed out in April but recovered to near 2019 levels by the end of June, a trend that has continued into July and early August scheduling. This recovery is a testament to the efforts of our team members and the value of our short-stay surgical model to the healthcare ecosystem."
"As patient and provider safety is of the utmost importance, we have been implementing very strict protocols in concert with CDC guidelines so that our facilities can continue to be a safe haven for elective surgeries. Our results for the second quarter validate our efforts to manage expenses responsibly as volumes increased from April to June. Even in the midst of the COVID-19 pandemic, we have been encouraged by our physician recruiting efforts and by the continued transition of surgeries to lower cost settings. We anticipate continued constructive engagement with health systems and health plans, who appreciate the quality, access and value of our model."
Tom Cowhey, Chief Financial Officer of Surgery Partners commented, “Our investments over the past few years in our core infrastructure, along with our data-driven decision-making approach, have enabled the requisite agility necessary to manage our business during these uncertain times. We are encouraged by the efforts of our associates and physician partners as we continue to open our surgical facilities and prepare for the new opportunities that we believe will be available to our business on the other side of this crisis."
Second Quarter 2020 Results
Adjusted Revenues for the second quarter of 2020 decreased 15.5% to $382.6 million from $452.8 million for the second quarter of 2019. Same-facility Revenues for the second quarter of 2020 decreased 18.6% from the same period last year, with a 32.4% increase in revenue per case offset by a 38.6% decrease in same-facility cases (there were the same number of business days in both periods). For the second quarter of 2020, the Company’s net loss attributable to common stockholders and Adjusted EBITDA was $42.2 million and $58.2 million, respectively, compared to $28.6 million and $61.2 million for the same period last year. Adjusted EBITDA benefited from approximately $27 million of CARES Act grants recognized as Grant Funds offsetting operating expenses.

Year to Date 2020 Results
Adjusted Revenues year-to-date 2020 decreased 5.1% over the prior year period to $833.2 million. Days adjusted Same-facility Revenues for year-to-date 2020 decreased 9.1%, with a 20.2% increase in revenue per case and a 24.3% decrease in same-facility cases. For year-to-date 2020, the Company's net loss attributable to common stockholders and Adjusted EBITDA were $79.2 million and $104.7 million, respectively, compared to $57.2 million and $112.0 million for the same period last year.
Liquidity
Surgery Partners had cash and cash equivalents of $326.3 million and $113.2 million of borrowing capacity under its revolving credit facility at June 30, 2020. Cash flows from operating activities was $211.1 million in the second quarter of 2020, an increase of 347.2% compared to the prior year quarter. Net operating cash inflows, defined as operating cash flows less distributions to non-controlling interests, was $154.2 million for the second quarter of 2020. The Company’s ratio of total net debt to EBITDA, as calculated under the Company’s credit agreement, was 7.0x at the end of the second quarter of 2020.
On July 30, 2020, the Company issued an additional $115.0 million aggregate principal amount of our 10.00% Senior Notes due April 15, 2027 and used the proceeds for general corporate purposes and to fund growth-related activities, including, but not limited to, service line expansions, physician recruiting, technology infrastructure investments and potential acquisitions.
The Company is closely monitoring legislative actions at the federal, state and local levels including the Coronavirus Aid, Relief, and Economic Security (CARES) Act and other governmental assistance that might be available. As of June 30, 2020, we received relief via the CARES Act, including approximately $48 million in direct grant payments and approximately $120 million of accelerated payments pursuant to the Medicare Accelerated and Advance Payment Program. Approximately $43 million of CARES grants were recognized as Grant Funds as an offset to operating expenses during the second quarter. Grant Funds increased Adjusted EBITDA by approximately $27 million during the second quarter, after accounting for minority interest. The direct grant payments are not required to be repaid, subject to certain terms and conditions, while payments received under the Medicare Accelerated and Advance Payment Program are required to be repaid. Additionally, the CARES Act permits the deferral of payment of the social security payroll tax match for the remainder of 2020, with half of the deferred amount due December 2021 and the other half due December 2022. Deferral of the social security payroll tax match, which we began doing in April 2020, along with the funds received under the CARES Act as noted above, have positively impacted our cash flows from operations during 2020.
Conference Call Information
Surgery Partners will hold a conference call today, August 5, 2020 at 8:30 a.m. (Eastern Time). The conference call can be accessed live over the phone by dialing 1-877-451-6152, or for international callers, 1-201-389-0879. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13707167. The replay will be available until August 19, 2020.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.surgerypartners.com. The replay will also be available on this same website for a limited time following the call.
To learn more about Surgery Partners, please visit the Company's website at www.surgerypartners.com. Surgery Partners uses its website as a channel of distribution for material Company information. Financial and other material information regarding Surgery Partners is routinely posted on the Company's website and is readily accessible.
About Surgery Partners
Headquartered in Brentwood, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 180 locations in 30 states, including ambulatory surgery centers, surgical hospitals, a diagnostic laboratory, multi-specialty physician practices and urgent care facilities. For additional information, visit www.surgerypartners.com.

Forward-Looking Statements
This press release contains forward-looking statements, including those regarding growth, our anticipated operating results for 2020 and other similar statements. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” “may,” “could,” and similar expressions. All forward looking statements are based on current expectations and beliefs as of the date of this release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including but not limited to, (i) the duration and severity of the COVID-19 outbreak in the United States and the regions in which we operate, the impact to the state and local economies of prolonged restrictive orders and the pandemic generally, our ability to respond nimbly to challenging economic conditions, the unpredictability of our case volume both in the current environment and when restrictions are eased, our ability to preserve or raise sufficient funds to continue operations throughout this period of uncertainty, including through our in-process asset sales, which may not occur during this period of uncertainty, if at all, the impact of our cost-cutting measures on our future performance, our ability to defer payments, including certain lease payments, our ability to cause distributions from our subsidiaries, the responsiveness of our payors, including Medicaid and Medicare, to the challenging operating conditions, including their willingness and ability to continue paying in a timely manner and to advance payments in a timely manner, if at all, (ii) our ability to execute on our operational and strategic initiatives, (iii) the timing and impact of our portfolio optimization efforts, (iv) our ability to continue to improve same-facility volume and revenue growth on the timeline anticipated, if at all, (v) our ability to successfully integrate acquisitions, (vi) the anticipated impact and timing of our ongoing efficiency efforts, including insurance consolidations and completed headcount actions, as well as our ongoing procurement and revenue cycle efforts, (vii) potential reductions to payments we receive from third-party payors, including government health care programs and private insurance organizations, (viii) the impact of adverse weather conditions and other events outside of our control, and (ix) the other risks identified and discussed from time to time in the Company’s reports filed with the SEC, including in Item 1A under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.
Use of Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States ("GAAP") provided throughout this press release, Surgery Partners has presented the following non-GAAP financial measures: Adjusted net loss attributable to common stockholders, Adjusted net loss per share attributable to common stockholders, Adjusted EBITDA and Adjusted Revenues, which exclude various items detailed in the attached "Reconciliation of Non-GAAP Financial Measures".
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from similar measures used by other companies. These measures have limitations as an analytical tool, and should not be considered in isolation or as a substitute or alternative to revenue, net income or loss, operating income or loss, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

SURGERY PARTNERS, INC.
Selected Consolidated Financial Data
(Dollars in millions, except per share amounts, shares in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Revenues	$374.7	$445.4	$815.7	$862.2
Operating expenses:
Salaries and benefits	116.1	132.7	256.5	261.9
Supplies	110.1	123.4	239.4	238.4
Professional and medical fees	45.3	36.4	92.1	71.5
Lease expense	21.5	21.0	42.8	41.6
Other operating expenses	26.3	26.9	54.7	53.1
Cost of revenues	319.3	340.4	685.5	666.5
General and administrative expenses	25.3	23.3	48.1	45.0
Depreciation and amortization	23.4	19.1	45.2	37.9
Income from equity investments	(2.5)	(2.2)	(4.5)	(4.2)
Loss (gain) on disposals and deconsolidations, net	2.9	(8.2)	6.4	(7.6)
Transaction and integration costs	4.9	6.2	10.4	8.2
Grant funds	(43.1)	—	(43.1)	—
Litigation settlement	—	—	1.2	—
Loss on debt extinguishment	—	11.7	—	11.7
Other income	(0.2)	(0.4)	(1.7)	(0.4)
Total operating expenses	330.0	389.9	747.5	757.1
Operating income	44.7	55.5	68.2	105.1
Tax receivable agreement expense	—	—	—	(2.4)
Interest expense, net	(49.2)	(46.4)	(96.3)	(88.4)
(Loss) income before income taxes	(4.5)	9.1	(28.1)	14.3
Income tax (benefit) expense	(0.6)	1.0	(15.8)	2.7
Net (loss) income	(3.9)	8.1	(12.3)	11.6
Less: Net income attributable to non-controlling interests	(28.6)	(27.9)	(47.7)	(51.5)
Net loss attributable to Surgery Partners, Inc.	(32.5)	(19.8)	(60.0)	(39.9)
Less: Amounts attributable to participating securities	(9.7)	(8.8)	(19.2)	(17.3)
Net loss attributable to common stockholders	$(42.2)	$(28.6)	$(79.2)	$(57.2)

Net loss per share attributable to common stockholders
Basic	$(0.86)	$(0.59)	$(1.63)	$(1.19)
Diluted (1)	$(0.86)	$(0.59)	$(1.63)	$(1.19)
Weighted average common shares outstanding
Basic	48,840	48,291	48,661	48,241
Diluted (1)	48,840	48,291	48,661	48,241

(1) The impact of potentially dilutive securities for all periods presented was not considered because the effect would be anti-dilutive in those periods.

SURGERY PARTNERS, INC.
Selected Financial and Operating Data
(Dollars in millions, except per case and per share amounts)

	June 30, 2020	December 31, 2019
Balance Sheet Data:
Cash and cash equivalents	$326.3	$92.7
Total current assets	746.5	525.5
Total assets	5,244.7	5,018.9

Current maturities of long-term debt	63.5	56.0
Total current liabilities	571.2	398.1
Long-term debt, less current maturities	2,622.5	2,524.7
Total liabilities	3,619.9	3,319.5

Non-controlling interests—redeemable	314.7	321.0
Redeemable preferred stock	414.2	395.0

Total Surgery Partners, Inc. stockholders' equity	204.4	296.8
Non-controlling interests—non-redeemable	691.5	686.6
Total stockholders' equity	895.9	983.4

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$181.9	$26.7	$211.1	$47.2
Investing activities	(14.8)	(24.5)	(22.5)	(42.9)
Capital expenditures	(8.1)	(20.0)	(19.9)	(31.8)
Payments for acquisitions, net of cash acquired	(6.9)	(5.6)	(12.4)	(13.2)
Financing activities	(35.4)	(27.3)	45.0	(71.2)
Distributions to non-controlling interests	(27.7)	(27.1)	(51.7)	(60.9)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Other Data:
Number of surgical facilities as of the end of period	127	128	127	128
Number of consolidated surgical facilities as of the end of period	107	107	107	107

Cases	82,779	133,193	198,331	257,705
Adjusted Revenue per case (1)	$4,622	$3,400	$4,201	$3,406
Adjusted EBITDA (1)	$58.2	$61.2	$104.7	$112.0
Adjusted EBITDA margin (2)	15.2%	13.5%	12.6%	12.8%
Adjusted net loss per share attributable to common stockholders - Basic (1)	$(0.48)	$(0.29)	$(0.83)	$(0.71)
Adjusted net loss per share attributable to common stockholders - Diluted (1)	$(0.48)	$(0.29)	$(0.83)	$(0.71)
(1) A reconciliation of these non-GAAP financial measures appears below.
(2) Defined as Adjusted EBITDA as a % of Adjusted Revenues.

SURGERY PARTNERS, INC.
Supplemental Information
(Dollars in millions, except per case amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Same-facility Information (1):
Cases	87,968	143,180	211,554	277,392
Case growth	(38.6)%	N/A	(23.7)%	N/A
Revenue per case	$4,162	$3,143	$3,774	$3,141
Revenue per case growth	32.4%	N/A	20.2%	N/A
Number of work days in the period	64	64	128	127
Case growth (days adjusted)	(38.6)%	N/A	(24.3)%	N/A
Revenue growth (days adjusted)	(18.6)%	N/A	(9.1)%	N/A
(1) Same-facility information includes cases and revenues from our consolidated and non-consolidated surgical facilities (excluding facilities acquired in new markets or divested during the current and prior periods).

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Segment Revenues:
Surgical facility services	$361.0	$424.0	$784.2	$819.8
Ancillary services	13.2	20.4	30.2	40.3
Optical services	0.5	1.0	1.3	2.1
Total revenues	$374.7	$445.4	$815.7	$862.2

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted EBITDA:
Surgical facility services	$80.0	$78.4	$147.2	$146.8
Ancillary services	(1.3)	1.4	(3.3)	2.6
Optical services	0.2	0.4	0.6	0.9
All other	(20.7)	(19.0)	(39.8)	(38.3)
Total Adjusted EBITDA	$58.2	$61.2	$104.7	$112.0

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in millions)

The following table reconciles Adjusted Revenues to revenues in the selected consolidated financial information, the most directly comparable GAAP measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted Revenues (1):
Revenues	$374.7	$445.4	$815.7	$862.2
Add: provision for doubtful accounts	7.9	7.4	17.5	15.5
Total Adjusted Revenues	$382.6	$452.8	$833.2	$877.7

(1) In accordance with an accounting standard that was effective prospectively beginning January 1, 2018, we reflected our estimated provision for doubtful accounts net of revenues rather than as an operating expense, as it had historically been presented. Adjusted Revenues adds back the estimated provision for doubtful accounts. We believe such an adjustment is appropriate, as the new standard did not affect historical results prior to 2018, which impacts historical comparability. Our calculation of adjusted revenues may not be comparable to similarly titled measures reported by other companies.
The following table reconciles Adjusted EBITDA to (loss) income before income taxes in the reported condensed consolidated financial information, the most directly comparable GAAP financial measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

(Loss) income before income taxes	$(4.5)	$9.1	$(28.1)	$14.3

Net income attributable to non-controlling interests	(28.6)	(27.9)	(47.7)	(51.5)
Depreciation and amortization	23.4	19.1	45.2	37.9
Interest expense, net	49.2	46.4	96.3	88.4
Equity-based compensation expense	3.4	3.0	6.9	4.9
Transaction, integration and acquisition costs (1)	10.1	8.0	22.7	11.5
Loss (gain) on disposals and deconsolidations, net	2.9	(8.2)	6.4	(7.6)
Litigation settlement and other litigation costs (2)	2.3	—	3.8	—
Gain on escrow release (3)	—	—	(0.8)	—
Loss on debt extinguishment	—	11.7	—	11.7
Tax receivable agreement expense	—	—	—	2.4
Adjusted EBITDA (4)	$58.2	$61.2	$104.7	$112.0
(1) For the three months ended June 30, 2020 and 2019, this amount includes transaction and integration costs of $4.9 million and $6.2 million, respectively, and other acquisition costs and start-up costs related to a de novo surgical hospital of $5.2 million and $1.8 million for the three months ended June 30, 2020 and 2019, respectively.
For the six months ended June 30, 2020 and 2019, this amount includes transaction and integration costs of $10.4 million and $8.2 million, respectively, and other acquisition costs and start-up costs related to a de novo surgical hospital of $12.3 million and $3.3 million for the six months ended June 30, 2020 and 2019, respectively.
(2) This amount includes other litigation costs of $2.3 million for the three months ended June 30, 2020, with no comparable costs in the 2019 period. For the six months ended June 30, 2020, this amount includes litigation settlement costs of $1.2 million and other litigation costs of $2.6 million, with no comparable costs in the 2019 period.
(3) Included in other income in the condensed consolidated statement of operations for the six months ended June 30, 2020, with no comparable gain in the same 2019 period.
(4) We use Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess operating performance, make business decisions and allocate resources. Non-controlling interests represent the interests of third parties, such as physicians, and in some cases, healthcare systems that own an interest in surgical facilities that we consolidate for financial reporting purposes. We believe that it is helpful to investors to present Adjusted EBITDA as defined above because it excludes the portion of net income attributable to these third-party interests and clarifies for investors our portion of Adjusted EBITDA generated by our surgical facilities and other operations.
Adjusted EBITDA is not a measurement of financial performance under GAAP, and should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating our financial performance. We believe such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in millions, except per share amounts, shares in thousands)

From time to time, the Company incurs certain non-recurring gains or losses that are normally non-operational in nature and that it does not consider relevant in assessing its ongoing operating performance. When significant, Surgery Partners’ management and Board of Directors typically exclude these gains or losses when evaluating the Company’s operating performance and in certain instances when evaluating performance for incentive compensation purposes. Additionally, the Company believes that certain investors and equity analysts exclude these or similar items when evaluating the Company’s current or future operating performance and in making informed investment decisions regarding the Company. Accordingly, the Company provides adjusted net loss attributable to common stockholders and adjusted net loss per share attributable to common stockholders as supplements to the comparable GAAP measures. Adjusted net loss attributable to common stockholders and adjusted net loss per share attributable to common stockholders should not be considered measures of financial performance under GAAP, and the items excluded from such measures are significant components in understanding and assessing financial performance. These measures should not be considered in isolation or as an alternative to the comparable GAAP measures as presented in the consolidated financial statements.
The following table reconciles net (loss) income as reflected in the consolidated statements of operations to adjusted net loss used to calculate adjusted net loss per share attributable to common stockholders:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Consolidated Statements of Operations Data:
Net (loss) income	$(3.9)	$8.1	$(12.3)	$11.6
Plus (minus):
Net income attributable to non-controlling interests	(28.6)	(27.9)	(47.7)	(51.5)
Amounts attributable to participating securities	(9.7)	(8.8)	(19.2)	(17.3)
Equity-based compensation expense	3.4	3.0	6.9	4.9
Transaction, integration and acquisition costs	10.1	8.0	22.7	11.5
Loss (gain) on disposals and deconsolidations, net	2.9	(8.2)	6.4	(7.6)
Litigation settlement and other litigation costs	2.3	—	3.8	—
Gain on escrow release	—	—	(0.8)	—
Loss on debt extinguishment	—	11.7	—	11.7
Tax receivable agreement expense	—	—	—	2.4
Adjusted net loss attributable to common stockholders	$(23.5)	$(14.1)	$(40.2)	$(34.3)

Adjusted net loss per share attributable to common stockholders
Basic	$(0.48)	$(0.29)	$(0.83)	$(0.71)
Diluted (1)	$(0.48)	$(0.29)	$(0.83)	$(0.71)
Weighted average common shares outstanding
Basic	48,840	48,291	48,661	48,241
Diluted (1)	48,840	48,291	48,661	48,241
(1) The impact of potentially dilutive securities for all periods presented was not considered because the effect would be anti-dilutive in those periods.

Contact
Thomas F. Cowhey, Chief Financial Officer
Surgery Partners, Inc.
(615) 234-8940
IR@surgerypartners.com